Exhibit 99.1

NEWS RELEASE

For Immediate Release	OTCQX: SHWZ

SCHWAZZE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
COLORADO CULTIVATION GROWER BROW 2, LLC

Indoor Grow Acquisition to Increase Cultivation Capacity

DENVER, CO – August 23, 2021 – Schwazze, (OTCQX:SHWZ) ("Schwazze" or the “Company"), has entered into an to agreement to acquire the assets of Brow 2, LLC, located in Denver, Colorado. The planned transaction includes a 37,000 square foot building (27,000 square feet of canopy) for indoor cultivation and equipment. This transaction continues Schwazze’s aggressive expansion in Colorado and will significantly enhance the Company’s cultivation resources, providing product directly to its seventeen Star Buds brand dispensaries.

The consideration for the planned acquisition is $6.7 million and will be paid in cash at closing. The acquisition is expected to close in the third quarter of 2021 after the Colorado Marijuana Enforcement Division and local licensing approval.

“We are looking forward to adding the Brow team to the growing Schwazze family. This acquisition will add a talented team of growers, high-quality indoor flower cultivation capacity, new strain genetics, and another profitable asset to our platform. The new facility will supply our growing network of dispensaries and customers with a broad assortment of high-quality indoor flower,” said Justin Dye, Schwazze’s CEO.

About Schwazze

Schwazze (OTCQX: SHWZ) is the parent company of a portfolio of vertically integrated cannabis brands spanning seed to sale. The company’s intent is to apply its operational playbook by expanding into markets where it can entrench itself in a leadership position. Anchored by a high-performance culture, Schwazze focuses on growth by purposeful design, combining customer-centric thinking and data science to test, measure, and drive desired outcomes. The company's leadership team has deep expertise in CPG, retail, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about improving the human condition; making a difference in our communities; promoting diversity and inclusion; and doing its part to incorporate climate-conscious best practices.

Schwazze derives its name from the pruning technique of a cannabis plant to promote growth. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc.

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Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “may,” “will,” “plan,” “predicts,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and outside the state, (vii) our ability to consummate the acquisition described in this press release or to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the ongoing COVID-19 pandemic, (x) the timing and extent of governmental stimulus programs, and (xi) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors

Joanne Jobin

Investor Relations

Joanne.jobin@schwazze.com

647 964 0292

Media

Julie Suntrup, Schwazze

Vice President | Marketing & Merchandising

julie.suntrup@schwazze.com

303 371 0387

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